Exhibit 99.1

DocuSign Announces Second Quarter Fiscal 2020 Financial Results

San Francisco – September 5, 2019 – DocuSign (NASDAQ: DOCU), which offers the world's #1 eSignature solution as part of the DocuSign Agreement Cloud for digitally transforming how organizations prepare, sign, act on, and manage agreements, today announced results for its fiscal quarter ended July 31, 2019.

"With revenue growth exceeding 40% and billings growth at 47%, our second quarter performance reflects our clear leadership position in e-signature and increasing adoption of our broader Agreement Cloud offering," said Dan Springer, CEO of DocuSign. "In the second quarter, we added 29,000 new customers onto the platform, bringing our total to 537,000 worldwide. We truly believe the Agreement Cloud category has the potential to be as big as CRM and ERP one day and our customers are increasingly buying in."

Second Quarter Financial Highlights

▪
Total revenue was $235.6 million, an increase of 41% year-over-year. Subscription revenue was $220.8 million, an increase of 39% year-over-year. Professional services and other revenue was $14.8 million, an increase of 72% year-over-year.

▪	Billings were $252.4 million, an increase of 47% year-over-year.

▪	GAAP gross margin was 74%, compared to 78% in the same period last year. Non-GAAP gross margin was 78% compared to 81% in the same period last year.

▪
GAAP net loss per basic and diluted share was $0.39 on 175 million shares outstanding compared to GAAP net loss per share of $0.22 in the second quarter of fiscal 2019 on 166 million shares outstanding.

▪
Non-GAAP net income per diluted share was $0.01 on 189 million shares outstanding compared to non-GAAP net income per share of $0.03 in the second quarter of fiscal 2019 on 191 million shares outstanding.

▪	Net cash provided by operating activities was $26.4 million, compared to $22.7 million in the same period last year.

▪	Free cash flow was $11.9 million in the second quarter of fiscal 2020 compared to free cash flow of $18.4 million in the same period last year.

▪	Cash, cash equivalents, restricted cash and investments were $930.5 million at the end of the quarter.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures and Other Key Metrics."

Operational and Other Financial Highlights

•
DocuSign Summer '19 Release. As part of the company's ongoing commitment to innovation, several enhancements to the DocuSign Agreement Cloud were announced in the latest quarterly release: DocuSign Rooms for Mortgage, which accelerates closing times and improves the borrower experience with a secure, digital workspace for everyone involved in the process; Conditional Recipients, which allows customers to automate their existing workflows by configuring the rules on an envelope and automatically routing it to different recipients; eWitness, which allows signers to identify a witness and capture their information as part of agreements and deeds; eSignature API v2.1, which offers developers access to the same API that DocuSign uses internally and makes the very latest features available-such as comments, bulk envelopes, and more.

•
DocuSign for Forests. As part of its drive to create a significant and sustained impact on the world's environment, the company announced a new $1M commitment to The Wilderness Society, the leading American conservation organization working to protect the nation's wildlands. The investment will support the Society's efforts to ensure that wild forests stay healthy and intact for generations to come. DocuSign is also partnering with environmentalist and Grammy Award-winning singer-songwriter, Dave Matthews and his band (DMB) as a presenting sponsor for its Bama Green Project Eco-Village—an ongoing partnership between DMB and non-profit Reverb that encompasses the environmental efforts undertaken by the band while on the road, in the studio, or at home. These actions align closely with DocuSign's overall environmental protection efforts and demonstrate its long-term commitment to the cause.

Outlook

The company currently expects the following guidance:

▪	Quarter ending October 31, 2019 (in millions, except percentages):

Total revenue	$237	to	$241
Billings	$260	to	$270
Non-GAAP gross margin	78%	to	80%
Non-GAAP sales and marketing	48%	to	50%
Non-GAAP research and development	15%	to	17%
Non-GAAP general and administrative	10%	to	12%
Interest and other income (expense)	$3	to	$4
Provision for income taxes	$1	to	$2
Non-GAAP diluted weighted-average shares outstanding	185	to	190

▪	Year ending January 31, 2020 (in millions, except percentages):

Total revenue	$947	to	$951
Billings	$1,063	to	$1,083
Non-GAAP gross margin	78%	to	80%
Non-GAAP sales and marketing	48%	to	50%
Non-GAAP research and development	15%	to	17%
Non-GAAP general and administrative	11%	to	13%
Interest and other income (expense)	$13	to	$16
Provision for income taxes	$6	to	$8
Non-GAAP diluted weighted-average shares outstanding	190	to	195

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast Conference Call Information

The company will host a conference call on September 5, 2019 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at docusign.com/investors. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) September 19, 2019 using the passcode 13693623.

About DocuSign

DocuSign helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of the DocuSign Agreement Cloud, DocuSign offers eSignature: the world's #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, more than 535,000 customers and hundreds of millions of users in over 180 countries use DocuSign to accelerate the process of doing business and to simplify people's lives.

For more information, visit www.docusign.com, call +1-877-720-2040, or follow @DocuSign on Twitter, LinkedIn, Facebook and Instagram.

Copyright 2003-2019. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com

Forward-Looking Statements

This press release contains "forward-looking" statements that are based on our management's beliefs and assumptions and on information currently available to management. Forward-looking statements include statements under "Outlook" above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding the growth in adoption of our broader Agreement Cloud offering, the benefits of the DocuSign Agreement Cloud and enhancements to it, our estimated total addressable market and the impact of DocuSign Agreement Cloud on such market, including our belief that the Agreement Cloud category has the potential to be as big as CRM and ERP one day and that customers will share that belief, our ability to deliver product innovation, and our intentions to make charitable donations. They also include statements about our possible or assumed business strategies, potential growth opportunities and potential market opportunities.
Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "believe," "could," "potential," "will," "would" or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to estimate the size of our total addressable market; our ability to sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers' needs, rapid technological change and increased competition in our market; our ability to compete effectively, expand our operations and increase adoption of our platform internationally; including our ability to deliver the benefits anticipated by enhancements to our DocuSign Agreement Cloud; our ability to successfully integrate SpringCM's operations; our ability to pay off our convertible senior notes when due; our ability to successfully defend or otherwise resolve assertions by third parties that we violate their intellectual property rights; and our ability to respond to a network or data security incident that allows unauthorized access to our network or data or our customers' data. Additional risks and uncertainties that could affect our financial results are included in the section titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K for the year ended January 31, 2019, our quarterly report on Form 10-Q for the quarter ended April 30,

2019, and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors' overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs from our convertible senior notes issued in September 2018, and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Free cash flows: We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2019	2018	2019	2018
Revenue:
Subscription	$220,811	$158,461	$422,269	$306,659
Professional services and other	14,801	8,583	27,305	16,193
Total revenue	235,612	167,044	449,574	322,852
Cost of revenue:
Subscription	39,472	23,057	72,591	55,495
Professional services and other	21,704	13,304	40,604	39,160
Total cost of revenue	61,176	36,361	113,195	94,655
Gross profit	174,436	130,683	336,379	228,197
Operating expenses:
Sales and marketing	150,886	103,779	280,822	294,864
Research and development	47,517	33,773	84,700	104,643
General and administrative	40,755	30,851	78,016	133,968
Total expenses	239,158	168,403	443,538	533,475
Loss from operations	(64,722)	(37,720)	(107,159)	(305,278)
Interest expense	(7,273)	(47)	(14,429)	(240)
Interest income and other income, net	4,531	2,998	9,748	770
Loss before provision for income taxes	(67,464)	(34,769)	(111,840)	(304,748)
Provision for income taxes	1,168	1,945	2,514	2,653
Net loss	$(68,632)	$(36,714)	$(114,354)	$(307,401)
Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(0.22)	$(0.66)	$(3.01)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	175,389	166,084	173,773	102,284

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$3,115	$1,588	$5,397	$11,543
Cost of revenue—professional services	4,821	2,822	8,261	18,867
Sales and marketing	25,942	16,791	44,044	129,272
Research and development	11,963	7,359	19,280	54,627
General and administrative	9,951	11,605	21,081	95,650

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	July 31, 2019	January 31, 2019
Assets
Current assets
Cash and cash equivalents	$224,290	$517,811
Investments—current	525,963	251,203
Restricted cash	133	367
Accounts receivable	138,652	174,548
Contract assets—current	15,548	10,616
Prepaid expense and other current assets	38,907	29,976
Total current assets	943,493	984,521
Investments—noncurrent	180,146	164,220
Property and equipment, net	92,078	75,832
Operating lease right-of-use assets	137,292	—
Goodwill	195,427	195,225
Intangible assets, net	65,070	74,203
Deferred contract acquisition costs—noncurrent	124,434	112,583
Other assets—noncurrent	23,896	8,833
Total assets	$1,761,836	$1,615,417
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$23,452	$19,590
Accrued expenses	34,227	21,755
Accrued compensation	79,980	77,553
Contract liabilities—current	402,734	381,060
Operating lease liabilities—current	17,193	—
Deferred rent—current	—	2,452
Other liabilities—current	16,563	13,903
Total current liabilities	574,149	516,313
Convertible senior notes, net	451,934	438,932
Contract liabilities—noncurrent	7,784	7,712
Operating lease liabilities—noncurrent	150,493	—
Deferred rent—noncurrent	—	24,195
Deferred tax liability—noncurrent	4,270	4,207
Other liabilities—noncurrent	6,527	9,696
Total liabilities	1,195,157	1,001,055
Stockholders' equity
Common stock	18	17
Additional paid-in capital	1,612,786	1,545,088
Accumulated other comprehensive loss	(2,945)	(1,965)
Accumulated deficit	(1,043,180)	(928,778)
Total stockholders' equity	566,679	614,362
Total liabilities and stockholders' equity	$1,761,836	$1,615,417

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2019	2018	2019	2018
Cash flows from operating activities:
Net loss	$(68,632)	$(36,714)	$(114,354)	$(307,401)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	12,290	7,081	24,261	15,681
Amortization of deferred contract acquisition and fulfillment costs	16,889	9,900	31,149	19,146
Amortization of debt discount and transaction costs	6,548	—	13,002	—
Non-cash operating lease costs	4,735	—	8,863	—
Stock-based compensation expense	55,792	40,165	98,063	309,959
Deferred income taxes	(24)	(6)	28	(12)
Other	(1,260)	(3,100)	(2,371)	(875)
Changes in operating assets and liabilities
Accounts receivable	(21,518)	(4,237)	35,896	15,385
Contract assets	(2,204)	(1,397)	(4,905)	1,149
Prepaid expenses and other current assets	3,950	3,113	(3,157)	(3,406)
Deferred contract acquisition and fulfillment costs	(27,952)	(18,013)	(48,439)	(30,339)
Other assets	418	895	959	1,335
Accounts payable	1,306	2,184	1,588	(5,034)
Accrued expenses	5,997	(996)	12,439	2,306
Accrued compensation	22,296	17,307	2,427	360
Contract liabilities	17,472	6,892	21,746	19,503
Operating lease liabilities	(3,493)	—	(7,198)	—
Other liabilities	3,795	(379)	2,063	(69)
Net cash provided by operating activities	26,405	22,695	72,060	37,688
Cash flows from investing activities:
Purchases of marketable securities	(155,675)	—	(530,886)	—
Maturities of marketable securities	151,992	—	244,449	—
Purchases of strategic investments	—	—	(15,500)	—
Purchases of property and equipment	(14,554)	(4,336)	(29,791)	(10,520)
Net cash used in investing activities	(18,237)	(4,336)	(331,728)	(10,520)
Cash flows from financing activities:
Proceeds from issuance of common stock in initial public offering, net of underwriting commissions	—	529,305	—	529,305
Payment of tax withholding obligation on RSU settlement	(29,841)	—	(85,978)	—
Proceeds from exercise of stock options	10,194	2,503	42,448	10,318
Proceeds from employee stock purchase plan	—	—	10,563	—
Payment of deferred offering costs	—	(1,328)	—	(3,522)
Net cash provided by (used in) financing activities	(19,647)	530,480	(32,967)	536,101
Effect of foreign exchange on cash, cash equivalents and restricted cash	(741)	527	(1,120)	(1,543)
Net increase (decrease) in cash, cash equivalents and restricted cash	(12,220)	549,366	(293,755)	561,726
Cash, cash equivalents and restricted cash at beginning of period	236,643	269,796	518,178	257,436
Cash, cash equivalents and restricted cash at end of period	$224,423	$819,162	$224,423	$819,162

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2019	2018	2019	2018
GAAP gross profit	$174,436	$130,683	$336,379	$228,197
Add: Stock-based compensation	7,936	4,410	13,658	30,410
Add: Amortization of acquisition-related intangibles	1,381	1,003	3,008	2,671
Add: Employer payroll tax on employee stock transactions	541	—	1,193	—
Non-GAAP gross profit	$184,294	$136,096	$354,238	$261,278
GAAP gross margin	74%	78%	75%	71%
Non-GAAP adjustments	4%	3%	4%	10%
Non-GAAP gross margin	78%	81%	79%	81%

GAAP subscription gross profit	$181,339	$135,404	$349,678	$251,164
Add: Stock-based compensation	3,115	1,588	5,397	11,543
Add: Amortization of acquisition-related intangibles	1,381	1,003	3,008	2,671
Add: Employer payroll tax on employee stock transactions	211	—	432	—
Non-GAAP subscription gross profit	$186,046	$137,995	$358,515	$265,378
GAAP subscription gross margin	82%	85%	83%	82%
Non-GAAP adjustments	2%	2%	2%	5%
Non-GAAP subscription gross margin	84%	87%	85%	87%

GAAP professional services and other gross loss	$(6,903)	$(4,721)	$(13,299)	$(22,967)
Add: Stock-based compensation	4,821	2,822	8,261	18,867
Add: Employer payroll tax on employee stock transactions	330	—	761	—
Non-GAAP professional services and other gross loss	$(1,752)	$(1,899)	$(4,277)	$(4,100)
GAAP professional services and other gross margin	(47)%	(55)%	(49)%	(142)%
Non-GAAP adjustments	35%	33%	33%	117%
Non-GAAP professional services and other gross margin	(12)%	(22)%	(16)%	(25)%

Reconciliation of operating expenses:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2019	2018	2019	2018
GAAP sales and marketing	$150,886	$103,779	$280,822	$294,864
Less: Stock-based compensation	(25,942)	(16,791)	(44,044)	(129,272)
Less: Amortization of acquisition-related intangibles	(3,039)	(765)	(6,145)	(1,530)
Less: Employer payroll tax on employee stock transactions	(1,577)	—	(3,928)	—
Non-GAAP sales and marketing	$120,328	$86,223	$226,705	$164,062
GAAP sales and marketing as a percentage of revenue	64%	62%	62%	91%
Non-GAAP sales and marketing as a percentage of revenue	51%	52%	50%	51%

GAAP research and development	$47,517	$33,773	$84,700	$104,643
Less: Stock-based compensation	(11,963)	(7,359)	(19,280)	(54,627)
Less: Employer payroll tax on employee stock transactions	(1,026)	—	(2,176)	—
Non-GAAP research and development	$34,528	$26,414	$63,244	$50,016
GAAP research and development as a percentage of revenue	20%	20%	19%	33%
Non-GAAP research and development as a percentage of revenue	15%	16%	14%	15%

GAAP general and administrative	$40,755	$30,851	$78,016	$133,968
Less: Stock-based compensation	(9,951)	(11,605)	(21,081)	(95,650)
Less: Employer payroll tax on employee stock transactions	(720)	—	(2,322)	—
Non-GAAP general and administrative	$30,084	$19,246	$54,613	$38,318
GAAP general and administrative as a percentage of revenue	17%	19%	18%	42%
Non-GAAP general and administrative as a percentage of revenue	13%	12%	12%	12%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2019	2018	2019	2018
GAAP operating loss	$(64,722)	$(37,720)	$(107,159)	$(305,278)
Add: Stock-based compensation	55,792	40,165	98,063	309,959
Add: Amortization of acquisition-related intangibles	4,420	1,768	9,153	4,201
Add: Employer payroll tax on employee stock transactions	3,864	—	9,619	—
Non-GAAP operating income (loss)	$(646)	$4,213	$9,676	$8,882
GAAP operating margin	(27)%	(23)%	(24)%	(95)%
Non-GAAP adjustments	27%	26%	26%	98%
Non-GAAP operating margin	—%	3%	2%	3%

Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands, except per share data)	2019	2018	2019	2018
GAAP net loss	$(68,632)	$(36,714)	$(114,354)	$(307,401)
Add: Stock-based compensation	55,792	40,165	98,063	309,959
Add: Amortization of acquisition-related intangibles	4,420	1,768	9,153	4,201
Add: Employer payroll tax on employee stock transactions	3,864	—	9,619	—
Add: Amortization of debt discount and issuance costs	6,548	—	13,002	—
Non-GAAP net income	$1,992	$5,219	$15,483	$6,759

Numerator:
Non-GAAP net income	$1,992	$5,219	$15,483	$6,759
Less: preferred stock accretion	—	—	—	(353)
Less: net income allocated to participating securities	—	—	—	(2,085)
Non-GAAP net income attributable to common stockholders	$1,992	$5,219	$15,483	$4,321

Denominator:
Weighted-average common shares outstanding, basic	175,389	166,084	173,773	102,284
Effect of dilutive securities	13,952	25,339	15,516	24,586
Non-GAAP weighted-average common shares outstanding, diluted	189,341	191,423	189,289	126,870

GAAP net loss per share, basic and diluted	$(0.39)	$(0.22)	$(0.66)	$(3.01)
Non-GAAP net income per share, basic	0.01	0.03	0.09	0.04
Non-GAAP net income per share, diluted	0.01	0.03	0.08	0.03

Computation of free cash flow:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2019	2018	2019	2018
Net cash provided by operating activities	$26,405	$22,695	$72,060	$37,688
Less: purchase of property and equipment	(14,554)	(4,336)	(29,791)	(10,520)
Non-GAAP free cash flow	$11,851	$18,359	$42,269	$27,168
Net cash used in investing activities	$(18,237)	$(4,336)	$(331,728)	$(10,520)
Net cash provided by (used in) financing activities	$(19,647)	$530,480	$(32,967)	$536,101

Computation of billings:

	Three Months Ended July 31,		Six Months Ended July 31,
(in thousands)	2019	2018	2019	2018
Revenue	$235,612	$167,044	$449,574	$322,852
Add: Contract liabilities and refund liability, end of period	412,953	300,426	412,953	300,426
Less: Contract liabilities and refund liability, beginning of period	(395,254)	(293,667)	(390,887)	(282,943)
Add: Contract assets and unbilled accounts receivable, beginning of period	16,810	14,555	13,436	16,899
Less: Contract assets and unbilled accounts receivable, end of period	(17,757)	(16,196)	(17,757)	(16,196)
Non-GAAP billings	$252,364	$172,162	$467,319	$341,038